[EXHIBIT 4.4]

                  REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT, dated as of May 15, 2002 (this "Agreement"), is made by and between EAGLE SUPPLY GROUP, INC., a Delaware corporation (the "Company"), and each entity named on a signature page hereto (each, an "Initial Investor") (each agreement with an Initial Investor being deemed a separate and independent agreement between the Company and such Initial Investor, except that each Initial Investor acknowledges and consents to the rights granted to each other Initial Investor under such agreement).

                       W I T N E S S E T H:

          WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of May 15, 2002, between the Initial Investor and the Company (the "Securities Purchase Agreement;" capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Initial Investors the Purchased Shares; and

          WHEREAS, the Company has agreed to issue the Warrants to the Initial Investor in connection with the issuance of the Purchased Shares, and the Warrant Shares may be issued upon the exercise of the Warrants; and

          WHEREAS, to induce the Initial Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Registrable Securities;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

          1.   Definitions.   As used in this Agreement, the following
terms shall have the following meanings:

          (a)  "Company Counsel" means Carlton Fields, P.A.

          (b) "Effective Date" means the date the SEC declares a Registration Statement covering Registrable Securities and otherwise meeting the conditions contemplated hereby to be effective under the Securities Act.

          (c) "Investor" means the Initial Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds
Purchased Shares, Warrants or Warrant Shares.

          (d) "Permitted Suspension Period" means up to two (2) suspension periods contemplated by Section 3(h) hereof during any consecutive 12-month period, each of which suspension period shall not either (i) be for

     (x) if such suspension period commences on a date which is not more than one hundred twenty (120) days after the Effective
     Date (even if it continues beyond such 120 days), more than ten (10) days, or

     (y) if such suspension period commences on date which is more than one hundred twenty (120) days after the Effective Date, more than forty-five (45) days, or

(ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period); provided further that the Company shall, if lawful to do so, provide the Investor and Investors' Counsel (as defined below) with at least two (2) business days' notice of the existence (but not the substance of) a Potential Material Event.

          (e)  "Potential Material Event" means any of the following:
(i) the existence of material information relating to the Company, and the knowledge thereof by the Company, where the Board of Directors of the Company determines, in the reasonable exercise of its judgment, exercised in good faith, that the disclosure of such information, whether in the Registration Statement or by means of any other public disclosure, would be detrimental to the business and affairs of the Company or (ii) any material engagement, activity or transaction involving the Company or its subsidiaries which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time; in each case where such determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

          (f) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Registration Statements in compliance with the Securities Act and, in particular, pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

          (g) "Registrable Securities" means the Purchased Shares and the Warrant Shares; provided, however, that any of the foregoing (i) which are sold pursuant to an effective Registration Statement or (ii)




                                   2                      5/14/02




which are eligible to be sold pursuant to Rule 144(k) shall no longer be deemed Registrable Securities.

          (h) "Registration Statement" means a registration statement of the Company under the Securities Act covering Registrable Securities on Form S-3.

          (i) "Restricted Sale Date" means the first date, other than a date during a Permitted Suspension Period, on which the Investor is restricted from making sales of Registrable Securities covered by any previously effective Registration Statement.

          2.   Registration.

          (a)  Mandatory Registration.

          (i) The Company shall use commercially reasonable efforts to prepare and file with the SEC, as soon as possible after the Initial Closing Date but no later than sixty (60) days after the Initial Closing Date (the "Required Filing Date"), either a Registration Statement or an amendment to an existing Registration Statement, in either event registering for resale by the Investor a sufficient number of shares of Common Stock for the Initial Investors to sell the Registrable Securities, but in no event less than 1,200,000 shares (assuming for such purposes that all the Purchased Shares and all the Warrants had been issued, that all the Warrants were fully exercisable without regard to any limitations as to the timing, amount or other conditions of their exercise, if any, and had been exercised for the Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date).

          (ii) Unless otherwise specifically agreed to in writing in advance by the Investor, the Registration Statement: (W) shall include only (1) the Registrable Securities, (2) the shares issuable on exercise of warrants issued to the Finder, and (3) shares subject to warrants issued and outstanding prior to the date of this Agreement as provided in Exhibit A annexed hereto, and (X) shall also state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock on account of the Purchased Shares or the Warrant Shares or upon exercise of the Warrants to prevent dilution resulting from stock splits or stock dividends or similar capital adjustments.

          (iii) The Company will use commercially reasonable efforts to cause such Registration Statement to be declared effective on a date (the "Required Effective Date") which is no later than the earlier of (X) five (5) days after oral or written notice by the SEC that it may be declared effective or (Y) one hundred fifty (150) days after the Initial Closing Date.

          (iv) The aggregate number of shares registered for the Investors in the Registration Statement or amendment thereto shall be allocated among the Investors on a pro rata basis among them according to their relative Registrable Shares included in such Registration Statement.




                                   3                      5/14/02




          (b)  Filing Efforts; Delayed Effectiveness.

          (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date and, as of that date or any subsequent date, the Company has not consistently used commercially reasonable efforts to file the Registration Statement in such form, the Investor may pursue such rights and remedies as the Investor may have against the Company.

          (ii) If, for any reason, the Registration Statement covering the Registrable Securities is not effective by the relevant Required Effective Date, (x) the Company shall pay to the Investor within ten
(10) days of the Investor's written demand therefor an amount equal to five percent (5%) of the Purchase Price paid for the Initial Purchased Shares, which amount shall be payable by wire transfer of immediately available funds to an account designated by the Investor in such notice,
(y) the Investor will be under no further obligation to purchase the Additional Purchased Shares and, (z) if the Investor determines that the Company has not consistently used commercially reasonable efforts to cause such Registration Statement to be declared effective by such date or any subsequent date, the Investor may pursue such other rights and remedies as the Investor may have against the Company. The parties acknowledge that the damages which may be incurred by the Investor if the Registration Statement is not declared effective by the Required Effective Date may be difficult to ascertain. The parties agree that the provisions of this Section 2(b)(iii)(x) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the minimum amount of such damages.

          (iii) If there is a Restricted Sale Date, the Investor may pursue such rights and remedies as the Investor may have against the Company.

          3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

          (a) Prepare and file with the SEC, by the Required Filing Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use commercially reasonable efforts to cause such Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times during the period (the "Registration Period") continuing until the earlier of (i) the date when the Investors may sell all Purchased Shares under Rule 144 without volume or other restrictions or limitations or
(ii) the date the Investors no longer own any of the Registrable Securities or any Warrants, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that the Company has no such obligation to an Investor with respect to information contained in the Registration Statement or omitted therefrom in reliance on and in conformity with




                                   4                      5/14/02




information furnished to the Company by or on behalf of such Investor specifically for use therein;

          (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement;

          (c) Permit a single firm of counsel designated by the Initial Investors (which, until further notice, shall be deemed to be Krieger & Prager llp, Attn: Samuel Krieger, Esq., which firm has requested to receive such notification; each, an "Investors' Counsel") to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects;

          (d) Notify the Investors' Counsel, if any (and if none, each Investor) and any managing underwriters immediately (and, in the case of
(i)(A) below, not less than three (3) business days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one (1) business day following the day: (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished in electronic or paper format by the Company to the Investors' Counsel); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;




                                   5                      5/14/02




          (e) Furnish (in electronic or paper format) (i) to the Investors' Counsel promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and the final prospectus, each amendment or supplement thereto, and all correspondence to, with, or from the SEC, and (ii) to each Investor and to Investors' Counsel, such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

          (f) Upon the occurrence of an event referred to in Section 3(d)(v), use commercially reasonable efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor or the Investors' Counsel as such Investor may reasonably request;

          (g) As promptly as practicable after becoming aware thereof, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) and Investors' Counsel of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

          (h) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors and the Investors' Counsel in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Registrable Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period;

          (i) Use commercially reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the Principal Trading Market within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the Principal Trading Market.

          (j) Provide a transfer agent ("Transfer Agent") and registrar, which may be a single entity, for the Registrable Securities not later than the initial Effective Date.

          (k)  Cooperate with the Investors who hold Registrable
Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for




                                   6                      5/14/02




the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within three
(3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the Transfer Agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel, which shall include, without limitation, directions to the Transfer Agent to issue certificates for transferred Registrable Securities without legends or other restrictions when transferred by the Investor pursuant to the prospectus included in the Registration Statement; and

          (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

          4. Obligations of the Investors. In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

          (a) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's written election to exclude all of such Investor's Registrable Securities from the Registration Statement (in which event the Company shall not be obligated to include such Investor's Registrable Securities in the Registration Statement, but the provisions of Section 9(b) hereof shall apply); and

          (b) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3(d)(v) or 3(g), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d)(v) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          5.   Expenses of Registration.   All reasonable expenses (other
than underwriting discounts and commissions or other similar fees or expenses of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company. In addition, a fee for a single counsel for the Investors (as a group and not individually) equal to $2,250 for the review of each Registration Statement and $1,000 for each post-effective amendment to a Registration Statement, shall be borne by the Company, except to the extent that such amendment is required exclusively due to the action or inaction taken or omitted by or on behalf of an Investor.




                                   7                      5/14/02




          6.   Indemnification.    After Registrable Securities are
included in a Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless, the Investor, the directors, if any, of such Investor, the officers, if any, of such Investor, and each Investor Control Person, as defined below (each, an "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof in which any of such Registrable Securities are registered under the Securities Act or any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) included therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law as it relates to the registration of the Registrable Securities under such laws or any matter contemplated by the preceding clause (i) of this sentence (the matters in the foregoing clauses (i) and (ii) being collectively referred to as "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investor, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Party expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof or if the Investor did not act in a manner consistent with the provisions of Section 4(b) hereof; (ii) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (iii) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Investor will indemnify the Company, its officers, directors and agents (including legal counsel) (each an "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished or, if required to be provided by the Investor, failed to be furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions set forth in this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party, and shall survive the offering and transfer of the Registrable Securities by the Investor.




                                   8                      5/14/02




          (b)  Promptly after receipt by an Indemnified Party under this
Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party, as the case may be; provided, however, that an Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this
Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (c) The term "Investor Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Investor pursuant to Section 15 of the Securities Act or
Section 20 of the Exchange Act..

          7. Contribution. To the extent any indemnification by an Indemnifying Party is unavailable to an Indemnified Party, then the Indemnifying Party shall contribute the amount paid or payable by the Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          8. Reports under Securities Act and Exchange Act. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without Registration ("Rule 144"), the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;




                                   9                      5/14/02




          (c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell the Registrable Securities pursuant to Rule 144 without Registration; and

          (d) at the request of any Investor, give its Transfer Agent irrevocable instructions (supported by an opinion of Company counsel, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent's receipt from such Investor and/or the Company of

     (i) a certificate (a "Rule 144 Certificate") certifying (A) that the Investor's holding period (as determined in accordance with the provisions of Rule 144) for the shares of Registrable Securities which the Investor proposes to sell (the "Securities Being Sold") is not less than (1) year and
     (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

     (ii) an opinion of counsel issued by Company Counsel or, if not given by Company Counsel, other counsel acceptable to the Company (for which purposes it is agreed that the initial Investors' Counsel shall be deemed acceptable counsel) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective Registration Statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the Investor, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Investor). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation within the control of the Company (the Company's officers, directors, agents and counsel being deemed within such control for purposes of this provision) as may be necessary to effectuate the issuance of an unlegended certificate.

          9.   Assignment of the Registration Rights; Piggy-back
Registration Rights.

          (a) The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of the Registrable Securities only if the Company is, within five (5) business days after such transfer or




                                   10                     5/14/02




assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned.

          (b) (i) If a Holder elects not to include some or all of the Holder's Registrable Securities in the Registration Statement (the Registrable Securities of the Holder not included in the Registration Statement being collectively referred to as the "Remaining Registrable Securities"), then, at any time thereafter, the Holder shall have piggy-back registration rights with respect to the Remaining Registrable Shares then held by the Holder or then subject to issuance upon exercise of a Warrant, subject to the conditions set forth below. If, at any time after the Effective Date, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-4 or on Form S-8), the Company shall give written notice thereof to the Holder and the Holder shall have the right, subject to the remaining provisions of this Section9(b), exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Remaining Registrable Securities in such registration statement. If the Holder exercises such election, the Remaining Registrable Securities so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the other terms of this Registration Rights Agreement). The Holder's rights under this Section 9(b) shall expire at such time as the Holder can sell all of the Remaining Registrable Securities under Rule 144 without volume or other restrictions or limitations.

                (ii) If a piggyback registration involves an underwritten offering and the managing underwriter or underwriters of any such proposed public offering delivers a written opinion to the Company and the holders of Remaining Registrable Shares requesting registration under this Section 9(b) that the total number or kind of securities which such holders and any other Persons entitled to be included in such public offering would adversely affect its ability to effect such an offering, then the Company may limit some or all the Remaining Registrable Shares and other securities that may be included in such registration and underwriting to the extent of the number or kind of securities which the Company is so advised can be sold in (or during the time of) such offering without having such an adverse effect, such that: (a) first, all securities proposed by the Company to be sold for its own account, (b) second, the Remaining Registrable Shares requested to be included in the registration pro rata among the holders of the Remaining Registrable Shares requesting such registration, on the basis of the total number of shares of such securities that each such holder of the Remaining Registrable Shares otherwise proposed to include in the piggyback registration, and (c) third, any other securities requested to be included in such registration that are held by other Persons entitled to or otherwise permitted to be included in such registration by the Company; provided, however, the underwriter may not limit the amount of Remaining Registrable Shares included in such registration and underwriting to less than an amount equal to twenty percent (20%) of the amount of all of the Company's securities included in such registration and underwriting.

                    (iii)  If a piggyback registration is an
underwritten secondary registration on behalf of holders of the Company's securities other than holders of Remaining Registrable Shares (the "Other




                                   11                     5/14/02




Holders"), and the managing underwriter or underwriters advises the Company in writing that in their opinion the number and kind of securities requested to be included in such registration exceeds the number that can be sold in such offering, then the Company will include in such registration (a) first, the Remaining Registrable Shares requested to be included in such registration hereunder up to that number which, in the opinion of the managing underwriter or underwriters, can be sold in such offering, and if all such Remaining Registrable Shares can not be so included, then pro rata among the holders of Remaining Registrable Shares requesting such registration on the basis of the number of shares of Remaining Registrable Shares of each holder otherwise sought to have included in the piggyback registration, and (b) second, the securities requested to be included therein by the Other Holders requesting such registration, up to that number which, in the opinion of the managing underwriter or underwriters, can be sold in the offering.

                    (iv) To the extent that the holders of Remaining Registrable Shares request Piggyback Registration of their Remaining Registrable Shares, the holders of Remaining Registrable Shares shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter, if any, selected by the Company for such underwriting.

          10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold a sixty-seven percent (67%) interest of the then outstanding Registrable Securities held by Investors (including, for such purposes, shares issuable on exercise of outstanding Warrants). Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

          11.  Miscellaneous.

          (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          (b) Except to the extent otherwise specifically provided herein (and then limited to such extent), notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, (i) if to the Company or to the Initial Investor, to their respective address contemplated by the Securities Purchase Agreement, and (ii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).




                                   12                     5/14/02




          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

          (e) The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement or any of the other Transaction Agreements.

          (f) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (g) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (h) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (i) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

          (j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (k) The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a) hereof, or any delay in such performance could result in loss to the Investors, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

          (l) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. Together with the other Transaction




                                   13                     5/14/02




Agreements, this Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.



           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




                                   14                     5/14/02




     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  COMPANY:
                                  EAGLE SUPPLY GROUP, INC.


                                  By:  /s/Frederick M. Friedman
                                     ----------------------------------

                                  Name:  Frederick M. Friedman
                                       --------------------------------

                                  Title:  Exec VP
                                        -------------------------------



                                  INITIAL INVESTOR:

                                  SEAWAY HOLDINGS LTD
                                  -------------------------------------
                                    [Print Name of Initial Investor]

                                  By:  /s/CB Williams
                                     ----------------------------------

                                  Name: INTERNATIONAL FIRST SECRETARIAL
                                        GROUP LTD
                                       --------------------------------
                                  Title:  DIRECTOR/SECRETARY
                                        -------------------------------




                                   15                     5/14/02


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  COMPANY:
                                  EAGLE SUPPLY GROUP, INC.


                                  By:  /s/Frederick M. Friedman
                                     ----------------------------------

                                  Name:  Frederick M. Friedman
                                       --------------------------------

                                  Title:  Exec VP
                                        -------------------------------



                                  INITIAL INVESTOR:

                                  Alpha Capital AG
                                  -------------------------------------
                                    [Print Name of Initial Investor]

                                  By:  /s/Konrad Ackerman
                                     ----------------------------------

                                  Name:   Konrad Ackerman
                                       --------------------------------
                                  Title:
                                        -------------------------------




                                   15                     5/14/02



     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  COMPANY:
                                  EAGLE SUPPLY GROUP, INC.


                                  By:  /s/Frederick M. Friedman
                                     ----------------------------------

                                  Name:  Frederick M. Friedman
                                       --------------------------------

                                  Title:  Exec VP
                                        -------------------------------



                                  INITIAL INVESTOR:

                                  STONESTREET LP
                                  -------------------------------------
                                    [Print Name of Initial Investor]

                                  By:  /s/E.A. Leonard
                                     ----------------------------------

                                  Name:   E.A. Leonard
                                       --------------------------------
                                  Title:  Director
                                        -------------------------------




                                   15                     5/14/02


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  COMPANY:
                                  EAGLE SUPPLY GROUP, INC.


                                  By:  /s/Frederick M. Friedman
                                     ----------------------------------

                                  Name:  Frederick M. Friedman
                                       --------------------------------

                                  Title:  Exec VP
                                        -------------------------------



                                  INITIAL INVESTOR:

                                  Bristol Investment Fund, Ltd.
                                  -------------------------------------
                                    [Print Name of Initial Investor]

                                  By:  /s/Paul Kessler
                                     ----------------------------------

                                  Name:   Paul Kessler
                                       --------------------------------
                                  Title:  Director
                                        -------------------------------




                                   15                     5/14/02



     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  COMPANY:
                                  EAGLE SUPPLY GROUP, INC.


                                  By:  /s/Frederick M. Friedman
                                     ----------------------------------

                                  Name:  Frederick M. Friedman
                                       --------------------------------

                                  Title:  Exec VP
                                        -------------------------------



                                  INITIAL INVESTOR:

                                  HAA, Inc.
                                  -------------------------------------
                                    [Print Name of Initial Investor]

                                  By:  /s/Aron Langsam
                                     ----------------------------------

                                  Name:    Aron Langsam
                                       --------------------------------
                                  Title:   Pres/Sec
                                        -------------------------------




                                   15                     5/14/02